UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                November 26, 2002
                                 Date of Report
                        (Date of earliest event reported)


                                 RADVISION LTD.
             (Exact name of registrant as specified in its charter)



               Israel           000-29871__                   N/A
         ------------------  -  ------------                  ---
(State or other jurisdiction    (Commission               (IRS Employer
       of incorporation)       File Number)              Identification No.)


               24 Raoul Wallenberg Street, Tel Aviv 69719, Israel
               --------------------------------------------------
              (Address of principal executive offices and zip code)


                               011-972-3-645-5220
              ---------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.


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Corporate Contacts:                                          Investor Contacts:

David Seligman           Peter Benedict                      Jody Burfening/Kathy Price
Chief Financial Officer  Dir. Media and Investor Relations   Lippert/Heilshorn
RADVISION                RADVISION                           & Associates
Tel: 201.689-6333        Tel: 201.689-6311                   Tel: 212.838.3777
cfo@radvision.com        pr@radvision.com                    jbs@lhai.com




                  RADVISION RECEIVES COURT APPROVAL TO COMMENCE

                         SECOND SHARE REPURCHASE PROGRAM

GLEN ROCK, New Jersey, November 26, 2002 -- RADVISION (NASDAQ: RVSN) has received approval from the Israeli court to commence its second program to repurchase up to $10 million or 2 million of its common shares under the share repurchase program that was announced on August 28, 2002. Under Israeli law, a company without retained earnings is required to obtain approval from the court before proceeding with a share repurchase program in order to ensure that the company's creditors are not harmed by the action.

This share repurchase program comes as an addition to the first program that was announced on February 28, 2001. The Company completed the first program in the first quarter of 2002, having repurchased a total of 1,866,115 ordinary shares at a cost of $11.8 million.

The repurchase program will be funded using the company's existing cash balances and the repurchased shares may be used in connection with the company's employee stock plans or for other corporate purposes. As of September 30, 2002, the company had cash and liquid investments of approximately $86.9 million and 18 million common shares outstanding, net of 1.9 million shares held in company's treasury.

About RADVISION

RADVISION (Nasdaq: RVSN) is the industry's leading provider of high quality, scalable and easy-to-use products and technologies for videoconferencing, video telephony, and the development of converged voice, video and data over IP and 3G networks. RADVISION has two distinct business units. RADVISION's Networking Business Unit (NBU) offers one of the broadest and most complete set of videoconferencing network solutions for IP- and ISDN-based networks, supporting all end points in the industry. The company also provides businesses and service providers with integrated solutions that deliver converged IP-based video telephony applications to employee computer desktops and residential broadband homes worldwide. The Company's Technology Business Unit (TBU) provides protocol development tools and platforms, enabling equipment vendors and service providers to develop and deploy new converged networks, services, and technologies. For more information please visit our website at www.radvision.com.

This press release contains forward-looking statements that are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, general business conditions in the industry, changes in demand for products, the timing and amount or cancellation of orders and other risks detailed from time to time in RADVISION's filings with the Securities Exchange Commission, including RADVISION's Form 10-K Annual Report. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statement.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 26, 2002                     RADVISION LTD.
                                             (Registrant)



                                            By:  /s/David Seligman
                                                 --------------------
                                                 David Seligman
                                                 Chief Financial Officer